Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chris Craddock, Chief Executive Officer and Chief Financial Officer of Keewatin Windpower Corp. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	the annual report on Form 10-K of the Company for the year ended May 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 10, 2008

/s/ Chris Craddock
Chris Craddock
Chief Executive Officer and Chief Financial Officer
Principal Executive Officer, Principal Accounting Officer and
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Keewatin Windpower Corp. and will be retained by Keewatin Windpower Corp. and furnished to the Securities and Exchange Commission or its staff upon request.